Exhibit 23.2


                 NOTICE REGARDING CONSENT OF ARTHUR ANDERSEN LLP


Section 11(a) of the Securities Act of 1933 provides that if any part of a registration statement at the time it becomes effective contains an untrue statement of a material fact or an omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, any person acquiring a security pursuant to such registration statement (unless it is proved that at the time of such acquisition such person knew of such untruth or omission) may sue, among others, every accountant who has consented to be named as having prepared or certified any part of the registration statement or as having prepared or certified any report or valuation which is used in connection with the registration statement with respect to the statement in such registration statement, report or valuation which purports to have been prepared or certified by the accountant. The plan appointed KPMG LLP to replace Arthur Andersen LLP as the independent auditor of the Integrated Electrical Service, Inc. 401(k) Retirement Savings Plan (the Plan). Prior to the date of this Form 11-K (which is incorporated by the reference into the Integrated Electrical Service, Inc. filing on Forms S-8 File Nos. 333-67113 and 333-68274), the Arthur Andersen LLP partners who reviewed the most recent audited financial statements of the Plan as of December 31, 2001 have resigned from Arthur Andersen LLP. As a result, after reasonable efforts, the Plan has been unable to obtain Arthur Andersen LLP's written consent to the incorporation by reference into the Integrated Electrical Service, Inc. filing on Forms S-8 File Nos. 333-67113 and 333-68274 of its audit report with respect to the Plan's financial statements as of December 31, 2001. Under these circumstances, Rule 437a under the Securities Act of 1933 permits the Plan to file this Form 11-K without a written consent from Arthur Andersen LLP. Accordingly, Arthur Andersen LLP will not be liable to you under Section 11(a) of the Securities Act of 1933 because it has not consented to the incorporation by reference of its previously issued report into the Integrated Electrical Service, Inc. filing on Forms S-8 File Nos. 333-67113 and 333-68274. Integrated Electrical Service, Inc. believes, however, that other persons who are liable under Section 11(a) of the Securities Act of 1933, including the Company's officers and directors, may still rely on Arthur Andersen LLP's audit reports as being made by an expert under the due diligence defense provision of Section 11.